Filed pursuant to Rule 424(b)5
                                               Registration Number 333-113527-01


Supplement dated October 26, 2004
(To Prospectus Supplement dated October 21, 2004
to Prospectus dated March 18, 2004)


                                   $4,000,000
              5.10% FREEDOM CERTIFICATES(SM), USAUTOS SERIES 2004-1
                              CLASS A CERTIFICATES
            (Underlying Securities will be (a) 7.375% Notes due 2011
                     issued by Ford Motor Credit Company and
    (b) 7.25% Notes due 2011 issued by General Motors Acceptance Corporation)

                             FREEDOM DEPOSITORY, LLC
                                    DEPOSITOR



The following changes are made to the attached prospectus supplement:

       The underwriting discount on the cover page is replaced with the following:

                                  Underwriting
                                    DISCOUNT
                                    --------

                                      $5.00

       The dollar amount of securities on the back cover page is replaced with the following:

                                   $4,000,000


This supplement should be read only in conjunction with the prospectus supplement and the prospectus. Capitalized terms used herein and not defined have the meaning assigned to them in the prospectus supplement.